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                                                                   EXHIBIT 10q

                                SECOND AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

            This SECOND AMENDMENT TO THE EMPLOYMENT AGREEMENT, made and entered into by and between KMART CORPORATION, a Michigan corporation (together with its successors and assigned permitted under this Agreement, the Company"), and CHARLES C. CONAWAY (the "executive") effective as of the _____ day of November 2001.

            WHEREAS, the Executive has entered into an employment agreement with the Company, dated as of May 30, 2000, and amended as of May 15, 2001 (collectively, the "Employment Agreement"), pursuant to which the Executive serves the Company as it Chief Executive Office and Chairman;

            WHEREAS, the Company has determined that it is appropriate and in the best interest of the shareholders of the Company to further amend the Employment Agreement with the Executive in order to clarify certain provisions of the Employment Agreement and to provide for consistency of benefits between the Executive and other senior executives of the Company; and

            WHEREAS, the Executive desires to amend the Employment Agreement as set forth herein to reflect such clarifications and modifications.

            NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties do hereby amend the Employment Agreement as follows, effective as of the date hereof:

            1. Section 8(C)of the Employment Agreement is hereby amended to read in its entirety as follows:

            "(c) The Company acknowledges its obligation to provide the Executive with transportation during the Employment Period that provides him with security to address bona fide business-oriented security concerns, and shall, at Company expense, make available to the Executive (and his family when traveling with him), Company or other private aircraft for business and personal use at his discretion, provided that any such personal use shall be limited to travel within the United States. It is recognized that the Executive's travel by Company or other private aircraft is required for security purposes and, as such, all uses by the Executive (including uses with his family) will constitute business use of the aircraft and shall not be subject to reimbursement by the Executive. The Company shall provide additional payments to the Executive on a fully grossed up basis to cover applicable federal, state and local income and excise taxes, when and to the extent, if any, that such taxes are payable by the Executive, including, without limitation, any tax imposed
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            by Section 4999 of the Code or any similar tax, with respect to the foregoing aircraft usage."

            2. The fourth and fifth paragraphs of Section 6(c) of the Employment Agreement are deleted and replaced by the following paragraphs:

            "The Company shall provide additional payments to the Executive on a fully grossed up basis to cover applicable federal, state and local income and excise taxes, when and to the extent, if any, that such taxes are payable by the Executive upon the forgiveness of principal or interest under the Loan, including, without limitation, any tax imposed by Section 4999 of the Code or any similar tax and any related interest and penalties in the event that the Internal Revenue Service determines at any time that principal or interest under the Loan should be taken into account as taxable income by the Executive at the time the Loan is entered into.

            In the event that the Internal Revenue Service determines at any time that principal or interest under the Loan should be taken into account as taxable income by the Executive at the time it is entered into, any resulting tax, including any resulting state and local taxes (collectively "Associated Taxes"), and any related interest and penalties, will be either paid by the Company directly to the IRS or to the Executive, at his election, when due. In addition, the Company shall make additional payments to the Executive to hold him harmless from: (I) any tax liabilities attributable to its payment of any related interest and penalties, and (ii) any imputed income associated with interest-free component of the Executive's repayment obligation referred to in this Agreement (the "Hold Harmless Payments").

            Should the Company wish to contest with the IRS the accelerated inclusion of such income or any related to penalties, interest or the Hold Harmless Payments, then the Executive shall reasonably cooperate with the Company as to such contest, and at the time they are then due, Company shall pay to the IRS (or at his election to the Executive) the Associated Taxes, and any related interest and penalties, and to the Executive, the Hold Harmless Payments. Any such Associated Taxes shall be repaid by the Executive to the Company (without interest), if and when the Loan is otherwise repayable by the Executive."


            3. Defined Terms used herein and not otherwise defined in this Amendment shall have the same meaning as when used under the Employment Agreement.

            4. Except as amended and modified hereby, the terms of the Employment Agreement shall remain in full force and effect.


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            IN WITNESS WHEREOF, the parties hereto have entered into the First
Amendment to Employment to Agreement as of the day and year first written above.

                                            EXECUTIVE

                                            /s/ Charles C. Conaway
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                                            Charles C. Conaway


                                            KMART CORPORATION

                                            *
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                                            By:
                                               ---------------------------------
                                            Title:
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